Exhibits 5.1, 8.1 and 23.1
                                                      --------------------------


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SIDLEY AUSTIN LLP  NEW YORK, NY  10019  |CHICAGO    LONDON        SINGAPORE
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                                                     March 30, 2006

Standard & Poor's,                                  Countrywide Securities Corporation
 a division of The McGraw-Hill Companies, Inc.      4500 Park Granada
55 Water Street                                     Calabasas, California 91302
New York, New York 10041-0003

Moody's Investors Service, Inc.                     Morgan Stanley & Co. Incorporated
99 Church Street                                    1585 Broadway
New York, New York 10005                            New York, New York 10036

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705-4934

IndyMac Bank, F.S.B.
888 East Walnut Street
Pasadena, California 91101-7211

             Re:  IndyMac MBS, Inc.
                  Residential Asset Securitization Trust, Series 2006-A4IP Mortgage Pass-Through Certificates, Series 2006-D
                  -------------------------------------------------


Ladies and Gentlemen:

      We have acted as special counsel for IndyMac MBS, Inc, a Delaware corporation (the "Depositor"), in connection with the issuance of the Mortgage Pass-Through Certificates of the above-referenced Series (the "Certificates"). The Certificates will represent the entire beneficial ownership interest in Residential Asset Securitization Trust 2006-A4IP (the "Issuing Entity"). The Issuing Entity is being formed and the Certificates are being issued pursuant to a Pooling and Servicing Agreement dated as of March 1, 2006 (the "Pooling and Servicing Agreement"), among the Depositor, IndyMac Bank, F.S.B., a federal savings bank ("IndyMac Bank"), as seller and servicer, and Deutsche Bank National Trust Company, as trustee.

      Capitalized terms not otherwise defined in this opinion letter are used as defined in the Pooling and Servicing Agreement.

      In arriving at the opinions expressed below, we have examined such documents and records as we deemed appropriate, including the following:

      (i) Signed copy of the Registration Statement on Form S-3 (File No. 333-127556) filed by the Depositor with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), on August 15, 2005, together with each amendment thereto (such registration statement, as amended, and declared effective by the Commission on August 25,
            2005) (such registration statement is referred to herein as the "Registration Statement");

      (ii) The Prospectus dated February 27, 2006 (the "Basic Prospectus"), as supplemented by the Prospectus Supplement relating to the Public Certificates, dated March 30, 2006 (the "Prospectus Supplement"), in the form to be filed with the Commission pursuant to Rule 424(b) under the 1933 Act (the Basic Prospectus, as supplemented by the Prospectus Supplement, the "Prospectus");

      (iii) Signed copy of the Pooling and Servicing Agreement;

      (iv) The underwriting agreement dated March 30, 2006 among the Depositor, Countrywide Securities Corporation and Morgan Stanley & Co. Incorporated (the "Underwriting Agreement"); and

      (v) Specimen Certificate of each Class of Certificates (together with the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Pooling and Servicing Agreement and the Underwriting Agreement, the "Documents").

      In rendering the opinions set forth below, we have assumed, without independent investigation, that all of the Documents furnished to us are complete and authentic and that all of the Documents have been duly authorized, executed and delivered. Our opinions are also based on the assumption that all parties to the Pooling and Servicing Agreement will comply with the terms thereof, including all tax reporting requirements contained therein and that all representations made in the Pooling and Servicing Agreement by any party thereto are true, and that the issuance of the Certificates and the other transactions set forth in or contemplated by the Documents are not part of another transaction or another series of transactions that would require the Trust Fund, any investor or any other participant to treat such transaction or transactions as subject to the disclosure, registration, or list maintenance requirements of Section 6011, 6111, or 6112 of the Internal Revenue Code of 1986, as amended.

      Based upon the foregoing, we are of the opinion that:

      1. Assuming that the Pooling and Servicing Agreement has been duly authorized, executed and delivered by the parties thereto, it constitutes a valid, legal and binding agreement of the Company and the Seller and Servicer, enforceable against the Company and the Seller and Servicer in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally (and, in the case of the Seller and the Servicer, the rights of creditors of federally-chartered savings banks in particular) and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

      2. Assuming that the Certificates have been duly and validly authorized, executed and authenticated in the manner contemplated in the Pooling and Servicing Agreement, when delivered and paid for, the Certificates purchased by you will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

      3. (i) each REMIC created pursuant to the Pooling and Servicing Agreement will qualify as a real estate mortgage investment conduit within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) the Certificates, other than the Class A-R Certificates, will be treated as regular interests in the Master REMIC, and (iii) the Class A-R Certificates represent ownership of the sole class of residual interest in each REMIC created pursuant to the Pooling and Servicing Agreement. The rights of the Class 2-A-1 Certificates to receive payments from the Yield Maintenance Reserve Fund will represent, for federal income tax purposes, separate contractual rights coupled with REMIC regular interests within the meaning of Treasury regulation ss.1.860G-2(i).

      The opinions set forth in paragraph 3 are based upon the existing provisions of the Code and Treasury regulations issued or proposed thereunder, published Revenue Rulings and releases of the Internal Revenue Service and existing case law, any of which could be changed at any time. Any such changes could be retroactive in application and could modify the legal conclusions upon which such opinions are based. Such opinion is limited as described above, and we do not express an opinion on any other tax aspect of the transactions contemplated by the Pooling and Servicing Agreement or the effect of such transaction on IndyMac Bank, any member of its federal consolidated group or any wholly owned affiliates.

      In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the federal income tax laws of the United States. This opinion letter is rendered as of the date hereof and we undertake no obligation to update this opinion letter or advise you of any changes in the event there is any change in legal authorities, facts, assumptions or documents on which this opinion letter is based (including the taking of any action by any party to the Documents pursuant to any opinion of counsel or a waiver), or any inaccuracy in any of the representations, warranties or assumptions upon which we have relied in rendering this opinion letter unless we are specifically engaged to do so. This opinion letter is rendered only to those to whom it is addressed and may not be relied on in connection with any transactions other than the transactions contemplated herein. This opinion letter may not be relied upon for any other purpose, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

      We hereby consent to the filing of this opinion as an exhibit to the Company's Current Report on Form 8-K dated the date hereof.

                                                   Very truly yours,

                                                   /s/ Sidley Austin LLP
                                                   ---------------------
                                                   Sidley Austin LLP

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